Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Amended and Restated 2009 Stock Incentive Plan and 2013 Stock Incentive Subplan of SteadyMed Ltd. of our report dated March 9, 2015 with respect to the consolidated financial statements of SteadyMed Ltd., included in Amendment No. 1 to the Registration Statements on Form S-1 (File No. 333-201949) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 26, 2015	A Member of Ernst & Young Global